NEITHERTHISNOTENORTHESECURITIESTHATMAYBEISSUEDBYTHEBORROWERUPONCONVERSIONHEREOF(COLLECTIVELY,THE“SECURITIES”)HAVEBEENREGISTEREDUNDERTHESECURITIESACTOF1933,ASAMENDED(THE“1933ACT”),ORTHESECURITIESLAWSOFANYSTATEOROTHERJURISDICTION.NEITHERTHESECURITIESNORANYINTERESTORPARTICIPATIONTHEREINMAYBEOFFEREDFORSALE,SOLD,TRANSFERREDORASSIGNED:(I)INTHEABSENCEOFANEFFECTIVEREGISTRATIONSTATEMENTFORTHESECURITIESUNDERTHE1933ACT,ORAPPLICABLESTATESECURITIESLAWS;OR(II)INTHEABSENCEOFANOPINIONOFCOUNSEL,INAFORMACCEPTABLETOTHEISSUER,THATREGISTRATIONISNOTREQUIREDUNDERTHE1933ACTOR;(III)UNLESSSOLD,TRANSFERREDORASSIGNEDPURSUANTTORULE144UNDERTHE1933ACT.

8%CONVERTIBLENOTE

MATURITYDATEOFMARCH15,2016*THE“MATURITYDATE”

$50,000SEPTEMBER15,2015*THE“ISSUANCEDATE”

FORVALUERECEIVED,MaxSoundCorporation,aDelawareCorporation(the“Company”)doing business in SantaMonica,CA,herebypromisestopaytotheorderofJSJInvestmentsInc.,anaccreditedinvestorandTexasCorporation,oritsassigns(the“Holder”),theprincipalamountofFiftyThousandDollars($50,000),ondemandoftheHolderatanytimeonorafterMarch15,2016(the“MaturityDate”),andtopayinterestontheunpaidprincipalbalancehereofattherateofEightPercent(8%)perannum(the“InterestRate”)commencingonthedatehereof(the“IssuanceDate”).

1.           PaymentsofPrincipalandInterest.

a.           PaymentofPrincipal.UntiltheNinetieth(90th)dayaftertheIssuanceDatetheCompanymaypaytheprincipalatacashredemptionpremiumof140%,inadditiontooutstandinginterest,withouttheHolder’sconsent;fromthe90thdaytotheOneHundredandTwentieth(120th)dayaftertheIssuanceDate,theCompanymaypaytheprincipalatacashredemptionpremiumof150%,inadditiontooutstandinginterest,withouttheHolder’sconsent.Afterthe120thday,uptoandupontheMaturityDate,thisnotehasacashredemptionpremiumof150%oftheprincipalamount,inadditiontooutstandinginterest,butthisprovisionmayonlybeexercisediftheconsentoftheHolderisobtained.AftertheMaturityDateofMarch15,2016theCompanymaynotrepaytheNote,inwholeorinpart,underanycircumstancewithoutobtainingtheHolder’sconsent.IftheCompanyrequeststorepaytheNoteaftertheMaturityDate and obtains theHolder’sconsenttodoso,theCompanymustpaytheNote’soutstandingprincipalatacashredemptionpremiumof150%,inadditiontooutstandinginterest.

b.           DemandofRepayment.

.

c.           Interest.ThisNoteshallbearinterest(“Interest”)attherateofEightPercent(8%)perannumfromtheIssuanceDateuntilthesameispaid,orotherwiseconvertedinaccordancewithSection2below,infullandtheHolder,attheHolder’ssolediscretion,mayincludeanyaccrued butunpaidInterestintheConversionAmount.InterestshallcommenceaccruingontheIssuanceDate,shallbecomputedonthebasisofa365-dayyearandtheactualnumberofdayselapsedandshallaccruedailyand,aftertheMaturityDate,compoundquarterly.UponanEventofDefault,asdefinedinSection10below,theInterestRateshallincreasetoEighteenPercent(18%)perannumforsolongastheEventofDefaultiscontinuing(“DefaultInterest”),providedhowever,ifHolderdoesnotdemandrepaymentonoraftertheMaturityDatetheinterestrateshallremainatEightPercent(8%).

d.           GeneralPaymentProvisions.ThisNoteshallbemadeinlawfulmoneyoftheUnitedStatesofAmericabychecktosuchaccountastheHoldermayfromtimetotimedesignatebywrittennoticetotheCompanyinaccordancewiththeprovisionsofthisNote.WheneveranyamountexpressedtobeduebythetermsofthisNoteisdueonanydaywhichisnotaBusinessDay(asdefinedbelow),thesameshallinsteadbedueonthenextsucceedingdaywhichisaBusinessDayand,inthecaseofanyinterestpaymentdatewhichisnotthedateonwhichthisNoteispaidinfull,theextensionoftheduedatethereofshallnotbetakenintoaccountforpurposesofdeterminingtheamountofinterestdueonsuchdate.ForpurposesofthisNote,“BusinessDay”shallmeananydayotherthanaSaturday,SundayoradayonwhichcommercialbanksintheStateofTexasareauthorizedorrequiredbylaworexecutiveordertoremainclosed.

2.           ConversionofNote.Atanytimepriorto,upon,oraftertheMaturityDate,theConversionAmount(seeParagraph2(a)(i))ofthisNoteshallbeconvertibleintosharesoftheCompany’scommonstock(the“CommonStock”)accordingtotheterms andconditionssetforthinthisParagraph2.

a.           CertainDefinedTerms.ForpurposesofthisNote,thefollowingtermsshallhavethefollowingmeanings:

i.            “ConversionAmount”meansthesumof(a)theprincipalamountofthisNotetobeconvertedwithrespecttowhichthisdeterminationisbeingmade,(b)Interest;and(c)DefaultInterest,ifany,onunpaidinterestandprincipal,ifsoincludedattheHolder’ssolediscretion.

ii.           “ConversionPrice”meansa40%discounttothelowesttradingpriceduringthepreviousten(10)tradingdaystothedateofaConversionNotice.

iii.          “Person”meansanindividual,alimitedliabilitycompany,apartnership,a joint venture,acorporation,atrust,anunincorporatedorganizationandagovernmentorany department oragencythereof.

iv.          “Shares”meanstheSharesoftheCommonStockoftheCompanyintowhichanybalanceonthisNotemaybeconverteduponsubmissionofa“ConversionNotice”totheCompanysubstantiallyintheformattachedheretoasExhibit1.

b.           Holder’sConversionRights.AtanytimeortimesonoraftertheIssuanceDate,theHoldershallbeentitledtoconvertalloftheoutstandingandunpaidprincipalamountofthisNoteintofullypaidandnon-assessablesharesofCommonStockinaccordancewiththestatedConversionPrice.TheHoldershallnotbeentitledtoconvertonaConversionDatethatamountoftheNoteinconnectionwiththatnumberofsharesofCommonStockwhichwouldbeinexcessofthesumofthenumberofsharesofCommon StockissuableupontheconversionoftheNotewithrespecttowhichthedeterminationofthisprovisionisbeingmadeonaConversionDate,whichwouldresultinbeneficialownershipbytheHolderanditsaffiliatesofmorethan4.99% oftheoutstandingsharesofCommonStockoftheCompanyonsuchConversionDate.Forthepurposesoftheprovisiontotheimmediatelyprecedingsentence,beneficialownershipshallbedeterminedinaccordancewithSection13(d)ofthe SecuritiesExchangeActof1934,asamended,andRegulation13d-3thereunder.Subjecttotheforegoing,theHoldershallnotbelimitedtoaggregateconversionsof4.99%(“ConversionLimitation1”).TheHoldershallhavetheauthori tytodeterminewhethertherestrictioncontainedinthisSection2(b)willlimitanyconversionhereunder.TheHoldermaywaivetheconversionlimitationdescribedinthisSection2(b),

,uponandeffectiveafter61dayspriorwrittennoticetotheBorrowertoincreasesuchpercentagetoupto9.99%(“Conversion Limitation2”).

c.           FractionalShares.TheCompanyshallnotissueanyfractionofashareofCommonStockuponanyconversion;ifsuchissuancewouldresultintheissuanceofafractionofashareofCommonStock,theCompanyshallroundsuchfractionofashareofCommonStockuptothenearestwholeshareexceptintheeventthatroundingup wouldviolate theconversion limitationset forthin section2(b) above.

d.           ConversionAmount.TheConversionAmountshallbeconvertedpursuanttoRule144(b)(1)(ii)andRule144(d)(1)(ii)aspromulgatedbytheSecuritiesandExchangeCommissionundertheSecuritiesActof1933,asamended,intounrestrictedsharesattheConversionPrice.

e.           MechanicsofConversion.TheconversionofthisNoteshallbeconductedinthefollowingmanner:

i.            Holder’sConversionRequirements.To convert thisNote into shares of Common Stock on anydatesetforthintheConversionNoticebytheHolder(the“ConversionDate”),theHolderhereofshalltransmitbyemail,facsimileorotherwisedeliver,forreceiptonorpriorto11:59p.m.,EasternTime,onsuchdateoronthenextbusinessday,acopyofafullyexecutednoticeofconversionintheformattachedheretoasExhibit1totheCompany.

ii.           Company’sResponse.UponreceiptbytheCompanyofacopyofaConversionNotice,theCompanyshallassoonaspracticable,butinnoeventlaterthanone(1)BusinessDayafterreceiptofsuchConversionNotice,send,viaemail,facsimileorovernightcourier,aconfirmationofreceiptofsuchConversionNoticetosuchHolderindicatingthattheCompanywillprocesssuchConversionNoticeinaccordancewiththetermsherein.Withintwo(2)BusinessDaysafterthedate the Conversion Notice is delivered, the Company shall have issued and electronically transferred the shares to theBrokerindicated inthe ConversionNotice;shouldthe Companybeunabletotransfertheshareselectronically,itshall,withintwo(2)BusinessDaysafterthedatetheConversionwasdelivered,havesurrenderedtoanovernightcourierfordeliverythenextdaytotheaddressasspecifiedintheConversionNotice,acertificate,registeredin the name of theHolder,forthenumberofsharesofCommonStocktowhichtheHoldershallbeentitled.

iii.         RecordHolder.ThepersonorpersonsentitledtoreceivethesharesofCommonStockissuableuponaconversionofthisNoteshallbetreatedforallpurposesastherecordholderorholdersofsuchsharesofCommonStockontheConversionDate.

iv.         TimelyResponsebyCompany.UponreceiptbyCompanyofaConversionNotice,CompanyshallrespondwithinonebusinessdaytoHolderconfirmingthedetailsoftheConversion,andprovidewithintwobusinessdaystheSharesrequestedintheConversionNotice.

v.          LiquidatedDamagesforDelinquentResponse.IftheCompanyfailstodeliverforwhateverreason(includinganyneglectorfailureby,e.g.,theCompany,itscounselorthetransferagent)toHoldertheSharesasrequestedinaConversionNoticewithinthree(3)businessdaysoftheConversionDate,theCompanyshallbedeemedin“DefaultofConversion.”Beginningonthefourth(4th)businessdayafterthedateoftheConversionNotice,aftertheCompanyisdeemedinDefaultofConversion,thereshallaccrueliquidateddamages(the“ConversionDamages”)of AdditionalSharesduetoHolderequaltoTwenty-Fivepercent(25%)ofthenumberstatedintheConversionNoticeandforeveryfive(5)TradingDayswhileaDefaultofConversionisineffectandcontinuingtheCompanyshallcontinuetoincuraConversionPenaltyintheamountofTwenty-Fivepercent(25%)ofthenumberofsharesstatedintheConversionNoticeissuabletoHolder(the“AdditionalShares”),whichmaybeappliedtotheConversionattheHolder’selection.TheAdditionalSharesshallbeissuedandtheamountoftheNoteretiredwillnotbereducedbeyondthatstatedintheConversionNotice.IftheAdditionalSharesowedtheHoldercausetheSharesrequestedbytheConversionNoticetoexceedConversionLimitation1orConversionLimitation2,asapplicable,theHoldermayoptinsteadtohavetheConversionAmountreducedbythevalue,ascalculatedusingtheConversionPrice,oftheAdditionalSharesowing.AtanytimeafteraDefaultofConversiontheHoldermay,attheirsolediscretion,rescindtheConversionThePartiesagreethat,atthetimeofdraftingofthisNote,theHolder’sdamagesastothedelinquentresponseareincapableordifficulttoestimateandthattheliquidateddamagescalledforisareasonableforecastofjustcompensation.

vi.         LiquidatedDamagesforInabilitytoIssueShares.IftheCompanyfailstodeliverSharesrequestedbyaConversionNoticeduetoanexhaustionofauthorizedandissuablecommonstocksuchthattheCompanymustincreasethenumberofauthorizedCommonStockbeforetheSharesrequestedmaybeissuedtotheHolder,thediscountsetforthintheConversionPricewillbeincreasedby5%fortheConversionNoticeinquestionandallfutureConversionNoticesuntiltheoutstandingprincipalandinterestoftheNoteisconvertedorpaidinfull.TheseliquidateddamagesshallnotrenderthepenaltiesprescribedbyParagraph2(e)(v)void,andmaybeappliedinconjunctionwithParagraph2(e)(v)attheHolder’selection.ThePartiesagreethat,atthetimeofdraftingofthisNote,theHolder’sdamagesastotheinabilitytoissuesharesareincapableordifficulttoestimateandthattheliquidateddamagescalledforisareasonableforecastofjustcompensation.

vii.        RescindmentofConversionNotice.If(i)theCompanyfailstorespondtoHolderwithin onebusinessdayfromthedateofConversionconfirmingthedetailsofConversion,(ii)theCompanyfailstoprovidetheSharesrequestedintheConversionNoticewithinthreebusinessdaysfromthedateofConversion,(iii)theHolderisunabletoprocurealegalopinionrequiredtohavetheSharesissuedunrestrictedand/ordepositedtosellforanyreasonrelatedtotheCompany'sstanding,(iv)theHolderisunabletodeposittheSharesrequestedintheConversionNoticeforanyreasonrelatedtotheCompany'sstanding,(v)iftheHolderisinformedthattheCompanydoesnothavethe authorizedand issuableShares availableto satisfythe Conversion, or (vi)ifOTCMarketschangestheCompany'sdesignationto'LimitedInformation'(Yield),'NoInformation'(StopSign),'CaveatEmptor'(SkullandCrossbones),or'OTC','OtherOTC'or'GreyMarket'(ExclamationMarkSign)onthedayoforanydayafterthedateofConversion,theHoldermaintainstheoptionandsolediscretiontorescindtheConversionNotice("Rescindment")witha"NoticeofRescindment.”

viii.       TransferAgentFeesandLegalFees.TheissuanceofthecertificatesshallbewithoutchargeorexpensetotheHolder.TheCompanyshallpayanyandallTransferAgentfees,legalfees,andadvisory feesrequiredforexecutionofthis Convertible NoteandprocessingofanyNotice ofConversion,includingbutnotlimitedtothecostofobtainingalegalopinionwithregardtotheConversion.TheHolderwilldeduct$1,000fromtheprincipalpaymentoftheConvertibleNotesolelytocoverthecostofobtaininganyandalllegalopinionsrequiredtoobtaintheSharesrequestedinanygivenConversionNotice.ThesefeesdonotmakeprovisionfororsufficetodefrayanylegalfeesincurredincollectionorenforcementoftheNoteasdescribedinParagraph

13.TheHolderwilldeduct3rd partyduediligencefeesdueBrightonCapitalLtd.intheamountof

$2,500fromtheprincipalpaymentoftheConvertibleNote.

ix.          ConversionRightUnconditional.IftheHoldershallprovideaNoticeofConversionasprovidedherein,theCompany’sobligationstodeliverCommonStockshallbeabsoluteandunconditional,irrespectiveofanyclaimofsetoff,counterclaim,recoupment,orallegedbreachbytheHolderofanyobligationtotheCompany.

3.           Other Rights of Holders:Reorganization, Reclassification,Consolidation,Merger or Sale.Anyrecapitalization,reorganization,reclassification,consolidation,merger,saleofallorsubstantiallyallofthe Company’s assets toanotherPersonorothertransactionwhichiseffectedinsuchawaythatholdersofCommonStockareentitledtoreceive(eitherdirectlyoruponsubsequentliquidation)stock,securitiesorassetswithrespecttoorinexchangeforCommonStockisreferredtohereinas“OrganicChange.”Priortotheconsummationofany(i)OrganicChangeor(ii)otherOrganicChangefollowingwhichtheCompanyisnota surviving entity, the Company will secure from thePersonpurchasingsuchassetsorthesuccessorresultingfromsuchOrganicChange (in each case, the “AcquiringEntity”)awrittenagreement(informandsubstancereasonablysatisfactorytotheHolder)todeliverto Holder inexchangeforthisNote,asecurityoftheAcquiringEntityevidencedbyawritteninstrumentsubstantiallysimilarinformandsubstancetothisNote,andreasonablysatisfactorytotheHolder.PriortotheconsummationofanyotherOrganic Change,the Company shall make appropriate provision (in form and substance reasonably satisfactory totheHoldersofamajorityoftheConversionAmountofthe Notes then outstanding) to ensure thateachoftheHolderswillthereafterhavetherighttoacquireandreceiveinlieuoforinadditionto(asthecasemaybe)thesharesofCommonStockimmediatelytheretoforeacquirable and receivable upon the conversion of such Holder’s Note,suchsharesofstock,securitiesorassetsthatwouldhavebeen issued or payable in such Organic Change withrespecttoorinexchangeforthenumberofsharesofCommonStockwhichwouldhave been acquirable andreceivableupon the conversion ofsuch Holder’sNote as ofthe date ofsuchOrganic Change (withouttaking intoaccountanylimitationsorrestrictionsontheconvertibilityoftheNotesetforthinSection2(b)orotherwise).AllprovisionsofthisNotemustbeincludedtothesatisfactionofHolder in any new Note created pursuant to thissection.

4.           RepresentationsandWarrantiesoftheCompany.Inconnectionwiththetransactionsprovidedforherein,theCompanyherebyrepresentsandwarrantstotheHoldersthefollowing.

a.           Organization,GoodStandingandQualification.TheCompanyisacorporationdulyorganized,validlyexistingandingoodstandingunderthelawsofthestateofitsincorporationandhasallrequisitecorporatepowerandauthoritytocarryonitsbusinessasnowconducted.TheCompanyisdulyqualifiedtotransactbusinessandisingoodstandingineachjurisdictioninwhichthefailuretosoqualifywouldhaveamaterialadverseeffectonitsbusinessorproperties.

b.           Authorization.AllcorporateactionhasbeentakenonthepartoftheCompany,itsofficers,directorsandstockholdersnecessaryfortheauthorization,executionanddeliveryofthisAgreement.TheCompanyhastakenallcorporateactionrequiredtomakealloftheobligationsoftheCompanyreflectedintheprovisionsofthisAgreement,validandenforceableobligations.ThesharesofcapitalstockissuableuponconversionoftheNoteshavebeenauthorizedorwillbeauthorizedpriortotheissuanceofsuchshares.

c.           FiduciaryObligations.TheCompanyherebyrepresentsthatitintendstousetheproceedsoftheNotesprimarilyfortheoperationsofitsbusinessandnotforanypersonal,family,orhouseholdpurpose.TheCompanyherebyrepresentsthatitsboardofdirectors,intheexerciseofitsfiduciaryduty,hasapprovedtheexecutionofthisAgreementbaseduponareasonablebeliefthattheloanprovidedforhereinisappropriatefortheCompanyafterreasonableinquiryconcerningitsfinancialobjectivesandfinancialsituation.

5.           CovenantsoftheCompany.SolongastheCompanyshallhaveanyobligationsunderthisNote,theCompanyshallnotwithouttheHolder’spriorwrittenconsentpay,declareorsetapartforsuchpaymentanydividendorotherdistribution(whetherincash,property,orothersecurities)onshareofcapitalstocksolelyintheformofadditionalsharesofCommonStock.

a.   SolongastheCompanyshallhaveanyobligationsunderthisNote,theCompanyshallnotwithouttheHolder’spriorwrittenconsentredeem,repurchase,orotherwiseacquire(whetherforcashorinexchangeforpropertyorothersecurities)inanyonetransactionorseriesoftransactionsanysharesofcapitalstockoftheCompanyoranywarrants,rights,oroptionstoacquireanysuchshares.

b.   SolongastheCompanyshallhaveanyobligationsunderthisNote,theCompanyshallnotwithouttheHolder’spriorwrittenconsentincuranyliabilityforborrowedmoney,except(a)borrowingsinexistenceasofthisdateandofwhichtheCompanyhasinformedtheHolderinwritingbeforethedatehereofor(b)indebtednesstotradecreditorsorfinancialinstitutionsincurredintheordinarycourseofbusiness.

c.   SolongastheCompanyshallhaveanyobligationsunderthisNote,theCompanyshallnotwithouttheHolder’spriorwrittenconsentsell,lease,orotherwisedisposeofasignificantportionofitsassetsoutsidetheordinarycourseofbusiness.Anyconsenttothedispositionofanyassetsmaybeconditioneduponaspecifieduseoftheproceedsthereof.

6.   IssuanceofCommonStockEquivalents.IftheCompany,atanytimeaftertheIssuanceDate, shall issue anysecuritiesconvertibleintoorexchangeablefor,directlyorindirectly,CommonStock(“ConvertibleSecurities”),otherthantheNote,oranyrightsorwarrantsoroptionstopurchaseanysuchCommonStockorConvertibleSecurities,shallbeissuedorsold(collectively,the“CommonStockEquivalents”)andtheaggregateofthepricepershareforwhichAdditionalSharesofCommonStockmaybeissuablethereafterpursuanttosuchCommonStockEquivalent,plustheconsiderationreceivedbytheCompanyforissuanceofsuchCommon Stock Equivalent divided by thenumberofsharesofCommonStockissuablepursuanttosuchCommonStockEquivalent(the “Aggregate PerCommonSharePrice”)shallbelessthantheapplicableConversionPricethenineffect,orif,afteranysuchissuanceof CommonStockEquivalents, thepriceper sharefor whichAdditional Sharesof CommonStockmay be issuablethereafterisamendedoradjusted,andsuch price as so amended shall make the Aggregate Per Share CommonPricebelessthantheapplicableConversionPriceineffectatthetimeofsuchamendmentoradjustment,thentheapplicableConversionPriceuponeachsuchissuanceoramendmentshallbereducedtothelowerof:(i)theConversionPrice;or(ii)atwenty-fivepercent(25%)discounttothelowestAggregatePerCommon Share Price(whetherornotsuchCommonStockEquivalentsareactuallythenexercisable,convertibleorexchangeableinwholeorinpart)asoftheearlierof(A)thedateonwhichtheCompanyshallenterintoafirmcontractfortheissuanceofsuchCommonStockEquivalent,or(B)thedateofactualissuanceofsuchCommonStockEquivalent.NoadjustmentoftheapplicableConversionPriceshallbemadeunderthisSection6upontheissuanceofanyConvertibleSecuritywhichisoutstandingonthedayimmediatelyprecedingtheIssuanceDate.

7.   ReservationofShares.TheCompanyshallatalltimes,solongasanyprincipalamountoftheNoteisoutstanding,reserveandkeepavailableoutofitsauthorizedandunissuedCommonStock,solelyforthepurposeofeffectingtheconversionoftheNote,suchnumberofsharesofCommonStockasshallatalltimesbesufficienttoeffecttheconversionofalloftheprincipalamountoftheNotethenoutstanding.TheinitialnumberofsharesofCommonStockreservedforconversionsoftheNotesshallbecalculatedasfourtimesthenumberofsharesnecessarytoconverttheentirevalueoftheNoteonthedayitwasexecuted,unlesstheHolderstipulatesotherwiseinthe“IrrevocableLetterofInstructionstotheTransferAgent.”

a.   Capitalization.SolongasthisNoteisoutstanding,uponwrittenrequestoftheHolderorviatelephoniccommunication,theCompany’sTransferAgentshallfurnishtotheHolderthethen-currentnumberofcommonsharesissuedandoutstanding,thethen-currentnumberofcommonsharesauthorized,thethen-currentnumberofunrestrictedshares,andthethen-currentnumberofsharesreservedforthirdparties.

8.   VotingRights.HoldersofthisNoteshallhavenovotingrights,exceptasrequiredbylaw.

9.   ReissuanceofNote.IntheeventofaconversionorredemptionpursuanttothisNoteoflessthanalloftheConversionAmountrepresentedbythisNote,theCompanyshallpromptlycausetobeissuedanddeliveredtotheHolder,upontenderbytheHolderoftheNoteconvertedorredeemed,anewnoteofliketenorrepresentingtheremainingprincipalamountofthisNotewhichhasnotbeensoconvertedorredeemedandwhichisinsubstantiallythesameformasthisNote,assetforthabove.

10. DefaultandRemedies.

a.   EventofDefault.An“EventofDefault”is:

i.    defaultforten(10)daysinpaymentofinterestorDefaultInterestonthisNote;

ii.   default inpaymentoftheprincipal amount ofthisNotewhendue;

iii.  failurebytheCompanyforthirty(30)daysafternoticetoittocomplywithanyothermaterialprovision of this Note;

iv.  breachofanycovenants,warranties,orrepresentationsbytheCompanyherein;

v.   cessationofoperationsbytheCompanyoramaterialsubsidiary;

vi.  iftheCompanypursuanttoorwithinthemeaningofanyBankruptcyLaw;(a)commencesavoluntarycase;(b)consentstotheentryofanorderforreliefagainstitinaninvoluntarycase;(c)consentstotheappointmentofaCustodianofitorforallorsubstantiallyallofitsproperty;(d)makesageneralassignmentforthebenefitofitscreditors;or(e)admitsinwriting that it isgenerallyunabletopayitsdebtsasthesamebecomedue;

vii. acourtofcompetentjurisdictionentersanorderordecreeunderanyBankruptcyLawthat:(a)isforreliefagainsttheCompanyinaninvoluntarycase;(b)appointsaCustodianoftheCompanyorforallorsubstantiallyallofitsproperty;or(c)orderstheliquidationoftheCompanyoranysubsidiary,andtheorderordecreeremainsunstayedandineffectforthirty(30)days;

viii.                theCompanyfilesaForm15;

ix.  theCompany’sfailuretotimelyfileallreportsrequiredtobefiledbyitwiththeSecuritiesandExchangeCommission;or

x.   OTCMarkets changesthe Company's designationto 'No Information' (Stop Sign), 'CaveatEmptor'(SkullandCrossbones),or'OTC','OtherOTC'or'GreyMarket'(ExclamationMarkSign).

TheTerm“BankruptcyLaw”meansTitle11,U.S.Code,oranysimilarFederalorStateLawforthereliefofdebtors.Theterm“Custodian”meansanyreceiver,trustee,assignee,liquidatororsimilarofficialunderanyBankruptcyLaw.

b.   Remedies.IfanEventofDefaultoccurs,theHoldermayinitssolediscretiondeterminetorequestimmediaterepaymentofalloranyportionoftheNotethatremainsoutstanding;atsuchtimetheCompanywillberequiredtoredeemalloranyportionoftheNotesodemanded(includingallaccruedandunpaidinterest),incash,ataprice equalto150%oftheoutstandingbalance,plusaccrued InterestandDefaultInterestandanyotheramountsthendueunderthisNote.

11. VotetoChangetheTermsofthisNote.ThisNoteandanyprovisionhereofmayonlybeamendedbyaninstrumentinwritingsignedbytheCompanyandholdersofamajorityoftheaggregateConversionAmountoftheNotesthenoutstanding.

12. LostorStolenNote.UponreceiptbytheCompanyofevidencesatisfactorytotheCompanyoftheloss,theft,destructionormutilationofthisNote,and,inthecaseofloss,theftordestruction,ofanindemnificationundertaking

bytheHoldertotheCompanyinaformreasonablyacceptabletotheCompanyand,inthecaseofmutilation,uponsurrenderandcancellationoftheNotes,theCompanyshallexecuteanddeliveranewNoteofliketenoranddateandinsubstantiallythesameformasthisNote; provided,however,theCompanyshallnotbeobligatedtore-issueaNoteiftheHoldercontemporaneouslyrequeststheCompanytoconvertsuch remaining principal amount into CommonStock.

13. PaymentofCollection,EnforcementandOtherCosts.If:(i)thisNoteisplacedinthehandsof an attorney forcollectionorenforcementoriscollectedorenforcedthroughanylegalproceeding;or(ii)anattorneyisretainedtorepresenttheHolderofthisNoteinanybankruptcy,reorganization,receivershiporotherproceedingsaffectingcreditors’rightsandinvolvingaclaimunderthisNote,thentheCompanyshallpaytothe Holder all reasonableattorneys’fees,costsandexpensesincurredinconnectiontherewith,inadditiontoallotheramountsduehereunder.

14. Cancellation.Afterallprincipal,accruedInterestandDefaultInterest,ifany,atanytimeowedonthisNotehasbeenpaidinfull,thisNoteshallautomaticallybedeemedcanceled,shallbesurrenderedtotheCompanyforcancellationandshallnotbereissued.

15. WaiverofNotice.Totheextentpermittedbylaw,theCompanyherebywaivesdemand,notice,protestandallotherdemandsandnoticesinconnectionwiththedelivery,acceptance,performance,defaultorenforcementofthisNote.

16. GoverningLaw.ThisNoteshallbeconstruedandenforcedinaccordancewith,andallquestionsconcerningtheconstruction,validity,interpretationandperformanceofthisNoteshallbegovernedby,thelawsoftheStateofTexas,withoutgivingeffecttoprovisionsthereofregardingconflictoflaws.Eachpartyherebyirrevocablysubmitstothenon-exclusivejurisdictionofthestateandfederalcourtssittinginTexasfortheadjudicationofanydisputehereunderorinconnectionherewithorwithanytransactioncontemplatedherebyordiscussedherein,andherebyirrevocablywaives,andagreesnottoassertinanysuit, actionorproceeding,anyclaimthatitisnotpersonallysubjecttothejurisdictionofanysuchcourt,thatsuchsuit,actionorproceedingisbroughtinaninconvenientforumorthatthevenueof such suit,action or proceeding is improper. Eachpartyherebyirrevocablywaives personalservice of process andconsentstoprocessbeingservedinanysuchsuit,

,throughcertifiedmailorovernightcourier,acopythereoftosuchpartyattheaddressforsuchnoticestoitunderthisAgreementandagreesthatsuchserviceshallconstitutegoodandsufficientserviceofprocessandnoticethereof.Nothingcontainedhereinshallbedeemedtolimitinanywayanyrighttoserveprocessinanymannerpermittedbylaw.EACHPARTYHEREBYIRREVOCABLYWAIVESANYRIGHTITMAYHAVE,ANDAGREESNOTTOREQUEST,AJURYTRIALFORTHEADJUDICATIONOFANYDISPUTEHEREUNDERORINCONNECTIONHEREWITHORARISINGOUTOFTHISAGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

17. Remedies,Characterizations,OtherObligations,BreachesandInjunctiveRelief.TheremediesprovidedinthisNoteshallbecumulativeandinadditiontoallotherremediesavailableunderthisNote,atlaworinequity(includingadecreeofspecificperformanceand/orotherinjunctiverelief),andnoremedycontainedhereinshallbedeemedawaiverofcompliancewiththeprovisionsgivingrisetosuchremedyandnothinghereinshalllimittheHolder’srighttopursueactualdamagesforanyfailurebytheCompanytocomplywiththetermsofthisNote.TheCompanycovenantstotheHolderthatthereshallbenocharacterizationconcerningthisinstrumentotherthanasexpresslyprovidedherein.Amountssetforthorprovidedforhereinwithrespecttopayments,conversionandthelike(andthecomputationthereof)shallbetheamountstobereceivedbytheHolderthereofandshallnot,exceptasexpresslyprovidedherein,besubjecttoanyotherobligationoftheCompany(ortheperformancethereof).

18. SpecificShallNotLimitGeneral;Construction.NospecificprovisioncontainedinthisNoteshalllimitormodifyanymoregeneralprovisioncontainedherein.ThisNoteshallbedeemedtobejointlydraftedbytheCompanyandtheHolderandshallnotbeconstruedagainstanypersonasthedrafterhereof.

19.         FailureorIndulgenceNotWaiver.NofailureordelayonthepartofthisNoteintheexerciseofanypower,rightorprivilegehereundershalloperateasawaiverthereof,norshallanysingleorpartialexerciseofanysuchpower,rightorprivilegeprecludefurtherexercisethereoforofanyotherright,powerorprivilege.

20.         PartialPayment.IntheeventofpartialpaymentbytheHolder,theprincipalsumduetotheHoldershallbeproratedbasedontheconsiderationactuallypaidbytheHoldersuchthattheCompanyisonlyrequiredtorepaytheamountfundedandtheCompanyisnotrequiredtorepayanyunfundedportionofthisNote,withtheexceptionofanyOIDcontemplatedherein.

21.         EntireAgreement.ThisAgreementconstitutesthefullandentireunderstandingandagreementbetweenthepartieswithregardtothesubjectsherein.NoneofthetermsofthisAgreementcanbewaivedormodified,exceptbyanexpressagreementsignedbyeachPartyhereto.

22.         RepresentationsandWarranties.TheCompanyexpresslyacknowledgesthattheHolder,includingbutnotlimitedtoits officer, directors, employees, agents,andaffiliates, have notmade any representation orwarrantyto itoutside thetermsofthisAgreement.TheCompanyfurtheracknowledgesthattherehavebeennorepresentationsorwarrantiesaboutfuturefinancingorsubsequenttransactionsbetweentheparties.

23.         Notices.AllnoticesandothercommunicationsgivenormadetotheCompanypursuantheretoshallbeinwriting(includingfacsimileorsimilarelectronictransmissions)andshallbedeemedeffectivelygiven:(i)uponpersonaldelivery,(ii)whensentbyelectronicmailorfacsimile,asdeemedreceivedbythecloseofbusinessonthedatesent,

(iii)  five(5)daysafterhavingbeensentbyregisteredorcertifiedmail,returnreceiptrequested,postageprepaidor

(iv)   one(1)dayafterdepositwithanationallyrecognizedovernightcourier, specifyingnextdaydelivery.Allcommunicationsshallbesenteitherbyemail,orfax,ortotheaddressspecifiedonthesignaturepage.Thephysicaladdress,emailaddress,andphonenumberprovidedonthesignaturepageshallbeconsideredvalidpursuanttotheabovestipulations;shouldtheCompany’scontactinformationchangefromthatlistedonthesignaturepage,itisincumbentontheCompanytoinformtheHolder.

24.         Severability.IfoneormoreprovisionsofthisAgreementareheldtobeunenforceableunderapplicablelaw,suchprovisionshallbeexcludedfromthisAgreementandtherestoftheAgreementshallbeenforceableinaccordancewithitsterms.

25.         Usury.Ifitshallbefoundthatanyinterestorotheramountdeemedinterestduehereunderviolatestheapplicablelawgoverningusury,theapplicablerateofinterestduehereundershallautomaticallybeloweredtoequal themaximumrateofinterestpermittedunderapplicablelaw.TheCompanycovenants(totheextentthatitmaylawfullydoso)thatitwillnotseektoclaimortakeadvantageofanylawthatwouldprohibitorforgivetheCompanyfrompayingalloraportionoftheprincipalorinterestonthisNote.

26.         SuccessorsandAssigns.This Agreementshallbe bindinguponsuccessorsand assigns.

—SIGNATUREPAGETOFOLLOW—

INWITNESSWHEREOF, theCompanyhascausedthisNotetobesignedbyitsCEO,onandasoftheIssuanceDate.

COMPANY

Signature:

By: Greg Halpern

Title:

Address:

Email:

Phone:

Facsimile:

CFO

Max Sound Corp. 2902 Colorado Ave,Santa Monica, CA 90404

greg@maxsound.com

847-565-9732

858-408-4364

JSJInvestmentsInc.

Signature:

SameerHirji,

.

6060NorthCentralExpressway,Suite500

DallasTX75206

888-503-2599

Exhibit1

ConversionNotice

Referenceismadetothe8%ConvertibleNoteissuedbyMaxSoundCorporation(the"Note"),datedSeptember15,2015intheprincipalamountof$50,000with8%interest.Thisnotecurrentlyholdsaprincipalbalanceof$50,000.ThefeaturesofconversionstipulateaConversionPriceequaltoa40%discounttothelowesttradingpriceduringthepreviousten(10)tradingdaystothedateofaConversionNotice,pursuanttotheprovisionsofSection2(a)(ii)intheNote.

InaccordancewithandpursuanttotheNote,theundersignedherebyelectstoconvert$ oftheprincipal/interestbalanceoftheNote,indicatedbelowintosharesofCommonStock(the"CommonStock"),oftheCompany,bytenderingtheNotespecifiedasofthedatespecifiedbelow.

DateofConversion:

Pleaseconfirmthefollowinginformation:ConversionAmount: $

ConversionPrice:$ ( %discountfrom$ _)

NumberofCommonStocktobeissued: CurrentIssued/Outstanding:

IftheIssuerisDWACeligible,pleaseissuetheCommonStockintowhichtheNoteisbeingconvertedinthenameoftheHolderoftheNoteandtransfertheshareselectronicallyto:

[BROKERINFORMATION]

HolderAuthorization:

JSJInvestmentsInc.

6060 North Central Expressway, Suite 500 *Donotsendcertificatestothisaddress

Dallas,TX75206

888-503-2599

TaxID:20-2122354

SameerHirji,President

[DATE]

[CONTINUEDONNEXTPAGE]

PLEASEBEADVISED,pursuanttoSection2(e)(2)oftheNote,“UponreceiptbytheCompanyofacopyoftheConversionNotice,theCompanyshallassoonaspracticable,butinnoeventlaterthanone(1)BusinessDayafterreceiptofsuchConversionNotice,SEND,VIAEMAIL,FACSIMILEOROVERNIGHTCOURIER,ACONFIRMATIONOFRECEIPTOFSUCHCONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE

inaccordancewiththetermsherein.Withintwo(2)BusinessDaysafterthedateof the Conversion Confirmation, theCompanyshallhaveissuedandelectronicallytransferredthesharestotheBrokerindicatedintheConversionNotice;shouldtheCompanybeunabletotransfertheshareselectronically,theyshall,withintwo(2)BusinessDaysafterthedateoftheConversionConfirmation,havesurrenderedtoFedExfordeliverythenextdaytotheaddressasspecifiedintheConversionNotice,acertificate,registeredinthenameoftheHolder,forthenumberofsharesofCommonStocktowhichtheHoldershallbeentitled.”

Signature:

Chairman

MaxSoundCorporation